Q4 2024 Earnings Call February 19, 2025

Safe Harbor Statement and Non-GAAP Financial Measures © 2025 Clarivate. All rights reserved. 2 Forward-Looking Statements This communication includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, and the markets in which we operate. Such forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors of our annual report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

Safe Harbor Statement and Non-GAAP Financial Measures © 2025 Clarivate. All rights reserved. 3 Non-GAAP Financial Measures This presentation contains financial measures which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion. Non-GAAP financial measures are not recognized terms under GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP. We use non-GAAP measures internally in our operational and financial decision-making, to assess the operating performance of our business, to assess performance for employee compensation purposes and to decide how to allocate resources. We believe that such measures allow us to focus on what we deem to be more reliable indicators of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Further, these measures can be useful in evaluating our performance against our peer companies because we believe they provide users with valuable insight into key components of our GAAP financial disclosure. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all. In the Appendix to this presentation, we provide definitions of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures. Industry and Market Data The market data and other statistical information used throughout this presentation are based on industry publications and surveys, public filings, and various government sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we are unable to assure you of the accuracy or completeness of such information contained in this presentation. While we are not aware of any misstatements regarding our market, industry, or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors.

Agenda 4© 2025 Clarivate. All rights reserved. Business Review Financial Review Q&A Matti Shem Tov Chief Executive Officer Jonathan Collins Executive Vice President and Chief Financial Officer

Matti Shem Tov Chief Executive Officer Business Review

Earnings Call Objectives © 2025 Clarivate. All rights reserved. 6 Provide additional detail and key initiatives Value Creation Plan 1 2024 Results Summary and analysis of financial results 3 2025 Outlook Provide financial guidance including VCP implications 4 Strategic Review Commenced strategic review of portfolio 2

Value Creation Plan To Drive Focus, Growth and Innovation Product & AI Accelerated Innovation Invest in proprietary assets and drive development velocity through customer collaboration Optimize ROI and Support Sales Execution Sales Improved Sales Execution Drive sales execution, customer engagement and retention Increase Organic Growth and Achieve Targets Revenue Business Model Optimization Focus on driving core subscription and re-occurring revenue improving predictability Increase Subscription and Re-occurring Revenue Mix Portfolio Solutions Rationalization Assess strategic alternatives to increase execution focus and optimize capital allocation Unlock Value for Shareholders 7 Value Creation Enablers Talent and Culture Cost Rationalization Enterprise Technology © 2025 Clarivate. All rights reserved.

Focus On Driving Core Subscription and Re-occurring Revenue Improving Predictability

- **Business Model Optimization**
- Improved Sales Execution
- Accelerated Innovation
- Solutions Rationalization

A&G Books | Accelerate Transition From Transactional To e-Book Subscriptions

Launched ProQuest e-Books, largest corpus of e-Book titles, ~700K through subscription-based platform in February 2025, thereby discontinuing sales of transactional titles by end of 2025, driving increased focus on recurring revenue growth

A&G Information Solutions | Unify Content Portfolio Through Subscriptions

Simplify our customer buying experience by combining aggregation and digital collections to create curriculum-aligned packages enhanced with generative academic AI, transitioning transactional customers to subscription-based model by end of 2025

LS&H RWD[1] | Launch DRG Fusion Platform Powered By Real World Data

Launched new modular subscription-based data analytics product to optimize commercial strategies and improve patient outcomes, exiting real world data direct licensing market, aiming to wind down by end of 2026

[1] Real World Data.

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Scale And Invest In Dedicated Customer Success Teams Grow and effectively equip customer success teams to increase coverage and engagement, fortifying and growing retention rates alongside increasing up-sell and cross-sell across our customer base Drive Sales Execution, Customer Engagement And Retention © 2025 Clarivate. All rights reserved. 9 Business Model Optimization Improved Sales Execution Accelerated Innovation Solutions Rationalization Empower The Sales Organization Through Proven Leadership Hired and promoted proven sales leaders and industry experts into key leadership roles, strengthening go-to-market capabilities and driving closer alignment with core strategic priorities Optimize Account Management And Incentive Models Realigned account management models around specialist solution areas, capitalizing upon in-house expertise and aligning with customer needs. Refocus incentive models to drive subscription and re-occurring growth

IP | Accelerate Development Velocity In Patent Intelligence Build on December 2024 release of Derwent AI powered patent search, through launch of a suite of AI-led patent intelligence solutions, focusing on Patent Watch, R&D and IP Strategy use-cases, powered by our gold standard proprietary Derwent IP data Invest In Proprietary Assets And Drive Development Velocity Through Customer Collaboration © 2025 Clarivate. All rights reserved. 10 Business Model Optimization Improved Sales Execution Accelerated Innovation Solutions Rationalization A&G | Leverage Academic AI To Drive Innovation Accelerate development of Clarivate Academic AI technology platform, leveraging our proprietary and curated data assets to develop novel best-in-class features across flagship solutions, e.g. Web of Science, ProQuest and Alma LS&H | Infuse AI Across Cortellis Platform And Optimize Commercial Solutions Rapidly enhance Cortellis research and development platform through the integration of Scientific AI research assistants and optimize commercialization solutions through integration of expanded proprietary data sources and development of unified platforms

Assess Strategic Alternatives To Increase Execution Focus And Optimize Capital Allocation © 2025 Clarivate. All rights reserved. 11 Business Model Optimization Improved Sales Execution Accelerated Innovation Solutions Rationalization Optimize Solutions Portfolio Review solutions that may be diverting focus or financially dilutive to the overall business, assessing pathways to unlock increased long-term value and generate greater shareholder returns Evaluating Strategic Options Assess potential divestitures, including part of or an entire segment, to unlock value for shareholders; retained advisors to actively evaluate and pursue options Completed A&G ScholarOne Divestment Increased focus across core academic solutions, streamlining overall A&G portfolio and actively mitigating risk associated with selling to scholarly publisher market

Value Creation Plan Key Milestones

Q4 2024	Q1 2025	Q2 2025	H2 2025
Hired and promoted proven sales leaders and industry experts into leadership roles ✓	A&G | Launch ProQuest e-Books (subscription platform)	Implement initiative to grow and scale customer success teams for all segments	A&G | Complete disposal of transactional books sales
IP | Launched AI-Powered Patent Search in Derwent ✓	A&G | Launch ProQuest Digital Collections (subscription product)	A&G | Release e-Book Central AI-powered research assistant	A&G | Complete Digital Collections transition from transaction to subscription model
A&G | Completed ScholarOne Divestment ✓	LS&H | Launch DRG Fusion subscription platform powered by RWD	LS&H | Release enhanced AI-powered search functionality in Cortellis	IP | Release Derwent Patent Watch Solution
Completed business strategic review and portfolio assessment ✓	Implement revised sales incentive models	IP | Release upgrades to AI-powered Derwent Strategy Solution (Innography)	LS&H | Release new MedTech subscription solutions

Execute program to drive internal cost efficiencies

Evaluate strategic alternatives

Business Model Optimization | Improved Sales Execution | Accelerated Innovation | Solutions Rationalization

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© 2025 Clarivate. All rights reserved. 12

Jonathan Collins Chief Financial Officer Financial Review

Q4 and FY 2024 Financial Results 14 Changes from Prior Year $m except per share data Q4 ‘24 Q4 ‘23 Change FY 24 FY 23 Change Revenues $663 $684 $(21) $2,557 $2,629 $(72) Income / (Loss) from Operations (62) (788) 726 (276) (735) 459 Fair Value Adjustment of Warrants (Gain) / Loss - (2) 2 (5) (16) 11 Interest Expense, Net 70 75 (5) 283 294 (11) Income Tax Expense (Benefit) 60 (18) 78 83 (101) 184 Net Income / (Loss) to Ordinary Shares $(192) $(863) $671 $(668) $(987) $319 Net Income / (Loss) Per Share, basic $(0.27) $(1.30) $1.03 $(0.96) $(1.47) $0.51 Adjusted EBITDA1 285 298 (13) 1,060 1,117 (57) Adjusted EBITDA Margin1 43.0% 43.6% (60 bps) 41.5% 42.5% (100 bps) Adjusted Diluted EPS1 $0.21 $0.23 $(0.02) $0.73 $0.82 $(0.09) Operating Cash Flow $141 $191 $(50) $647 $744 $(97) Capital Spending 82 64 18 289 243 46 Free Cash Flow1 59 127 (68) 358 502 (144) Revenues • ~¾ of Q4 and ~½ of FY decline attributed to divestitures Net Income • Q4 and FY improvements over the prior year primarily due to lower goodwill impairment Operating Cash Flow • Q4 and FY lower than prior year due to lower Adj. EBITDA and higher working capital 1 See the Appendix for a reconciliation of GAAP to Non-GAAP measures. Note: Amounts in table may not sum due to rounding. © 2025 Clarivate. All rights reserved.

Changes from Prior Year Q4 2024 Revenues and Adj. EBITDA1 15 Organic • Rate of decline pared from (1.5%) Q3 YTD to (0.7%) in Q4 on improved transactional sales Inorganic • Valipat and ScholarOne divestitures net of nominal contributions from GlobalQ and Rowan Foreign Exchange • Minimal top-line impact on translations, bottom-line headwind due to lower transactional gains Revenues Adj. EBITDA1 Year + Better - Worse $ millions Q4 2023 Organic Inorganic FX Q4 2024 $684 ($5) ($15) $663 $298 43.6% $285 43.0% $1 ($8) ($6) ($1) © 2025 Clarivate. All rights reserved.1 See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2 Subscription Revenues + Re-occurring Revenues. Note: Amounts in table may not sum due to rounding.

Changes from Prior Year FY 2024 Revenues and Adj. EBITDA1 16 Organic • Revenue decline was entirely driven by transactional • Modest operating cost reduction as efficiencies more than offset inflation Inorganic • Valipat and ScholarOne divestitures net of nominal contributions from GlobalQ and Rowan Foreign Exchange • Modest translation headwind due to stronger USD and lower transactional gains Revenues Adj. EBITDA1 Year + Better - Worse $ millions FY 2023 Organic Inorganic FX FY 2024 $2,629 ($35) ($32) $2,557 $1,117 42.5% $1,060 41.5% ($30) ($18) ($9) ($5) © 2025 Clarivate. All rights reserved.1 See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2 Subscription Revenues + Re-occurring Revenues. Note: Amounts in table may not sum due to rounding. Recurring2 $2 Transactional ($37)

Q4 and FY 2024 Cash Flow

Free Cash Flow[1]

- FY decline due to lower Adj. EBITDA, higher working capital due to timing of payments, and higher capital spending to drive product innovation

Capital Allocation

- Repurchased 19m shares in Q4 and prepaid $140m on Term Loan funded by sale proceeds from ScholarOne sale and cash on hand
- FY capital allocation balanced between share repurchases and deleveraging
- Increased use of cash in Other due to Term Loan refinancing and Fx

Changes from Prior Year						
$m	Q4 '24	Q4 '23	Change	FY 24	FY 23	Change
Adj. EBITDA[1]	**$285**	**$298**	**$(13)**	**$1,060**	**$1,117**	**$(57)**
One-Time Costs[2]	(13)	(7)	(6)	(46)	(61)	15
Interest	(93)	(97)	4	(265)	(274)	9
Taxes	(18)	(14)	(4)	(53)	(43)	(10)
Working Capital	(16)	14	(30)	(23)	21	(44)
Other[3]	(4)	(4)	-	(26)	(16)	(10)
Operating Cash Flow	141	191	(50)	647	744	(97)
Capital Spending	(82)	(64)	(18)	(289)	(243)	(46)
Free Cash Flow[1]	**$59**	**$127**	**$(68)**	**$358**	**$502**	**$(144)**
Free Cash Flow Conversion[1]	***21%***	***43%***	***(22%)***	***34%***	***45%***	***(11%)***
Preferred Dividend	-	(19)	19	(38)	(76)	38
Share Repurchase	(100)	-	(100)	(200)	(100)	(100)
Debt Repayment	(140)	(150)	10	(198)	(300)	102
M&A	106	(3)	109	55	5	50
Other[4]	(18)	8	(26)	(53)	(17)	(36)
Cash Flow	**$(93)**	**$(37)**	**$(56)**	**$(76)**	**$14**	**$(90)**

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[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Includes restructuring-related severance and transaction cost. [3] Includes impaired contractual costs and refinancing cost. [4] Fx, Tax withholding for share-based compensation and refinancing cost.
Note: Amounts in table may not sum due to rounding.

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FY 2024 Illustrative Implications of Value Creation Plan Strategic Disposals

Organic Growth

- Strategic disposals were ~70 bps drag on 2024 results

Revenues / Mix

- Strategic disposals represent ~$200m of organically declining transactional revenues in 2024, lowered recurring revenue mix by ~700 bps

Adj. EBITDA / Margin

- Estimated profit contribution from the strategic disposals was ~20-25% lowering margins ~150 bps

Free Cash Flow

- Strategic disposals contributed little to FCF, estimated at ~$10m (Adj. EBITDA less Capex)

Key Metrics	2024A	2024A Exc. Disposals[1]	
Organic Growth	(1.4)%	~(0.7)%	▲ ~+70 bps
Revenues	2,557	~2,357	▼ ~(200)
Recurring Revenue Mix[3]	80%	~87%	▲ ~+700 bps
Adj. EBITDA[2]	1,060	~1,015	▼ ~(45)
Adj. EBITDA Margin[2]	41.5%	~43%	▲ ~+150 bps
Capex	289	~255	▼ ~(35)
FCF $ /%[2]	358 / 34%	~348 / ~34%	▶ ~(10) / ~Flat

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[1] Three disposals detailed on page 8. These measures are illustrative, are not pro forma financial results prepared in accordance with Article 11 of Regulation S-X, and have not been audited or reviewed by our independent accounting firm. [2] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [3] (Subscription + Re-occurring) / Total Revenues. Note: Amounts in table may not sum due to rounding.

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FY 2025 Guidance

Organic ACV
- Expect inflection this year as return on product investments will begin to materialize

Recurring Organic Growth
- Strategic disposal benefit affects transactional revenues, which are excluded from this metric

Revenues / Mix
- Range contemplates recurring organic variation, transactional variability including the rate of decline in disposals, and Fx
- Strategic disposals to improve recurring revenue mix by ~5%

Adj. EBITDA / Margin / FCF
- Expect to maintain Adj. EBITDA margin and FCF conversion despite lower revenue due to strategic disposals and cost rationalization

Metric	Low	Mid Point[4]	High	Mid Point vs. PY
Organic ACV	1.0%	~1.5%	2.0%	+60 bps
Recurring Organic Growth[2]	(1.0)%	~Flat	1.0%	~Flat
Revenues	$2,280m	~$2,340m	$2,400m	($215m)
Recurring Revenue Mix[3]	83%	~85%	87%	+500 bps
Adj. EBITDA[1]	$940m	~$970m	$1,000m	($90m)
Adj. EBITDA Margin[1]	40.5%	~41.5%	42.5%	~Flat
Adj. Diluted EPS[1]	60¢	~65¢	70¢	(8¢)
Free Cash Flow[1]	$300m	~$340m	$380m	~($20m)

Guidance Range — Mid Point[4]

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
[2] Subscription + Re-occurring order types.
[3] (Subscription + Re-occurring) / Total Revenues.
[4] Mid Point included for illustrative purposes only.

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FY 2025 Revenues and Adj. EBITDA[1] Outlook

Organic
- Expect modest revenue decline due to remaining transactional business
- Profit headwind due to continued investments in product innovation partially offset by VCP cost rationalization

Inorganic Disposals
- Books and Digital Collections transactional revenues gone by year end, RWD by end of 2026

Inorganic Divestitures
- ScholarOne and Valipat divestitures

Foreign Exchange
- Expect modest translation headwind associated with recent strengthening of USD



Changes from Prior Year
$ millions
Year
+ Better
- Worse
Revenues
Adj. EBITDA1
$2,557
Transactional
~($10)
~($140)
~($40)
~($25)
~$2,340
$1,060
41.5%
~($20)
~($40)
~($20)
~($10)
~$970
~41.5%
2024A
Organic
Inorganic Disposals
Inorganic Divestitures
FX
2025T

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[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Subscription Revenues + Re-occurring Revenues.
Note: Amounts in table may not sum due to rounding.

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FY 2025 Cash Flow Outlook

Free Cash Flow[1]

- Lower interest, working capital, and capital spending expected to largely offset lower profit to improve FCF conversion by ~1%

Capital Allocation

- Maintain flexibility between share repurchases and deleveraging

Changes from Prior Year			
$m	2025 Outlook	2024 Actuals	Change
Adj. EBITDA[1]	**~$970**	**$1,060**	**~$(90)**
One-Time Costs[2]	~(45)	(46)	~0
Interest	~(245)	(265)	~20
Taxes	~(55)	(53)	~0
Working Capital	~(5)	(23)	~20
Other[3]	~(25)	(26)	~0
Operating Cash Flow	~595	647	~(50)
Capital Spending	~(255)	(289)	~35
Free Cash Flow[1]	**~$340**	**$358**	**~$(20)**
Free Cash Flow Conversion[1]	***~35%***	***34%***	***~+1%***
Preferred Dividend	0	(38)	~40
Share Repurchase	~(300)	(200)	~40
Debt Repayment		(198)	
M&A		55	
Other[4]	~(40)	(53)	~15
Cash Flow	**~$0**	**$(76)**	**~$75**

Clarivate™

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Includes restructuring-related severance and transaction cost.
[3] Includes impaired contractual costs and refinancing cost. [4] Fx, Tax withholding for share-based compensation and refinancing cost.
Note: Amounts in table may not sum due to rounding.

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Shareholder Value Creation Focus © 2025 Clarivate. All rights reserved. 22 Best-In-Class Data & Workflow Assets Products Colleagues Strong Foundation To Build Upon Multiple Paths To Drive Shareholder Value Talented Team With Deep Expertise Trusted Provider, Blue Chip Customer Base Robust Financial Profile Scaled Information Services Provider Across The Innovation Value Chain Execution of Value Creation Plan • Focus on recurring revenue business lines will improve execution • Drive predictable and recurring organic growth • Deliver stable and consistent profit and cash flow Assessment of Strategic Alternatives • Comprehensive review of strategic alternatives • Seeking alternatives to unlock shareholder value • Retained advisors and actively evaluating options

Q&A Session

Appendix Presentation of Certain Non-GAAP Financial Measures

25© 2025 Clarivate. All rights reserved. Presentation of Certain Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA margin Adjusted EBITDA represents net income (loss) before the provision (benefit) for income taxes, depreciation and amortization, and interest expense, net, adjusted to exclude acquisition and/or disposal-related transaction costs, share-based compensation, restructuring expenses, impairments, the impact of certain non-cash fair value adjustments on financial instruments, unrealized foreign currency gains/losses, legal settlements, and other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues. Net income (loss) margin is calculated by dividing Net income (loss) by Revenues. Adjusted net income and Adjusted diluted EPS Adjusted net income represents net income (loss), adjusted to exclude acquisition and/or disposal-related transaction costs, amortization related to acquired intangible assets, share-based compensation, restructuring expenses, impairments, the impact of certain non-cash fair value adjustments on financial instruments, unrealized foreign currency gains/losses, legal settlements, and other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance and the associated income tax impact of such adjustments. Adjusted diluted EPS is calculated by dividing Adjusted net income by Adjusted diluted weighted average shares. The adjusted diluted weighted average shares calculation assumes that all instruments in the calculation are dilutive. Free cash flow and Free cash flow conversion Free cash flow represents Net cash provided by (used for) operating activities less capital expenditures. Free cash flow conversion is calculated by dividing Free cash flow by Adjusted EBITDA. Operating cash flow conversion is calculated by dividing Net cash provided by (used for) operating activities by Net income (loss).

Reconciliation of Non-GAAP Financial Measures 26 Net income (loss) to Adjusted EBITDA and Adjusted EBITDA margin $m Q4 ‘24 Q4 ‘23 FY ’24 FY ’23 Net income (loss) $(191.8) $(843.9) $(636.7) $(911.2) Provision (benefit) for income taxes 59.6 (18.0) 82.9 (101.3) Depreciation and amortization 186.0 180.8 727.0 708.3 Interest expense, net 69.9 75.2 283.4 293.7 Share-based compensation expense 10.9 11.8 60.6 108.9 Goodwill and intangible asset impairments 224.1 844.7 540.7 979.9 Restructuring and other impairments 5.4 14.7 19.6 40.0 Fair value adjustment of warrants — (1.5) (5.2) (15.9) Transaction related costs 4.3 3.1 17.9 8.2 Other1 (83.1) 31.3 (29.8) 6.6 Adjusted EBITDA $285.3 $298.2 $1,060.4 $1,117.2 Net income (loss) margin (28.9)% (123.4)% (24.9)% (34.7)% Adjusted EBITDA margin 43.0% 43.6% 41.5% 42.5% © 2025 Clarivate. All rights reserved. Descriptions 1. Includes the net impact of unrealized foreign currency gains and losses and other items that do not reflect our ongoing operating performance. The fourth quarter and full year 2024 amount includes a gain of $69.5 and a net gain of $54.7, respectively, from the divestitures completed in 2024. The full year 2023 amount includes a gain of $49.4 related to a legal settlement.

Reconciliation of Non-GAAP Financial Measures

Net income (loss) and Net income (loss) per share to Adjusted net income and Adjusted diluted EPS

	Q4 '24		Q4 '23		FY '24		FY '23	
$m except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) and EPS	**$(191.8)**	**$(0.27)**	**$(843.9)**	**$(1.27)**	**$(636.7)**	**$(0.92)**	**$(911.2)**	**$(1.36)**
Amortization related to acquired intangible assets	137.2	0.20	134.5	0.20	554.1	0.80	564.3	0.84
Share-based compensation expense	10.9	0.02	11.8	0.02	60.6	0.09	108.9	0.16
Goodwill and intangible asset impairments	224.1	0.32	844.7	1.27	540.7	0.78	979.9	1.46
Restructuring and other impairments	5.4	0.01	14.7	0.02	19.6	0.03	40.0	0.06
Fair value adjustment of warrants	–	–	(1.5)	–	(5.2)	(0.01)	(15.9)	(0.02)
Transaction related costs	4.3	0.01	3.1	–	17.9	0.03	8.2	0.01
Other[1]	(83.1)	(0.13)	31.3	0.04	(29.8)	(0.08)	6.6	(0.06)
Income tax impact of related adjustments	38.5	0.05	(31.3)	(0.05)	4.1	0.01	(181.7)	(0.27)
Adjusted net income and Adjusted diluted EPS	**$145.5**	**$0.21**	**$163.4**	**$0.23**	**$525.3**	**$0.73**	**$599.1**	**$0.82**
Adjusted weighted average shares, diluted	**707.7**		**724.4**		**721.5**		**731.3**	

Descriptions

1. Includes the net impact of unrealized foreign currency gains and losses and other items that do not reflect our ongoing operating performance. The fourth quarter 2024 amount includes a gain of $69.5 from the ScholarOne divestiture. The full year 2024 amount includes a net gain of $54.7 from divestitures and the full year 2023 amount includes a gain of $49.4 related to a legal settlement.

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Reconciliation of Non-GAAP Financial Measures 28 Net cash provided by operating activities to Free cash flow and Free cash flow conversion $m Q4 ‘24 Q4 ‘23 FY ’24 FY ’23 Net cash provided by operating activities $141.3 $190.9 $646.6 $744.2 Capital expenditures (82.2) (63.9) (289.1) (242.5) Free cash flow $59.1 $127.0 $357.5 $501.7 Operating cash flow conversion (73.7)% (22.6)% (101.6)% (81.7)% Free cash flow conversion 20.7% 42.6% 33.7% 44.9% © 2025 Clarivate. All rights reserved.

Reconciliation of Non-GAAP Financial Measures – 2025 Outlook 29© 2025 Clarivate. All rights reserved. The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the 2025 outlook and reconciles these non-GAAP measures to our Net income (loss) and Net income (loss) margin for the same period: Net income (loss) to Adjusted EBITDA and Adjusted EBITDA margin Year Ending December 31, 2025 (Forecasted) $m Low High Net income (loss) $(203) $(127) Provision (benefit) for income taxes 55 59 Depreciation and amortization 697 687 Interest expense, net 262 252 Share-based compensation expense 84 84 Restructuring and other impairments1 30 30 Transaction related costs 10 10 Other 5 5 Adjusted EBITDA $940 $1,000 Net income (loss) margin (8.9)% (5.3)% Adjusted EBITDA margin 40.5% 42.5% Descriptions 1. Reflects restructuring costs expected to be incurred in 2025 associated with the Value Creation Plan.

Reconciliation of Non-GAAP Financial Measures – 2025 Outlook 30© 2025 Clarivate. All rights reserved. The following table presents our calculation of Adjusted diluted EPS for the 2025 outlook and reconciles this non-GAAP measure to our Net income (loss) per share for the same period: Net income (loss) per fully diluted weighted shares outstanding to Adjusted diluted EPS Year Ending December 31, 2025 (Forecasted) $m Low High Net income (loss) per share $(0.28) $(0.18) Amortization related to acquired intangible assets 0.75 0.75 Share-based compensation expense 0.12 0.12 Restructuring and other impairments1 0.04 0.04 Transaction related costs 0.01 0.01 Other 0.01 0.01 Income tax impact of related adjustments (0.05) (0.05) Adjusted diluted EPS $0.60 $0.70 Adjusted weighted average shares, diluted2 696 million Descriptions 1. Reflects restructuring costs expected to be incurred in 2025 associated with the Value Creation Plan. 2. For the purposes of calculating Adjusted diluted EPS, we have assumed the "if-converted" method of share dilution on a full year basis.

Reconciliation of Non-GAAP Financial Measures – 2025 Outlook 31 Net cash provided by operating activities to Free cash flow and Free cash flow conversion Year Ending December 31, 2025 (Forecasted) $m Low High Net cash provided by operating activities $555 $635 Capital expenditures (255) (255) Free cash flow $300 $380 Operating cash flow conversion (273.4)% (500.0)% Free cash flow conversion 31.9% 38.0% © 2025 Clarivate. All rights reserved. The following table presents our calculation of Free cash flow and Free cash flow conversion for the 2025 outlook and reconciles these non-GAAP measures to our Net cash provided by operating activities for the same period:

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